EXHIBIT 99.1

MARTIN MARIETTA REPORTS FIRST QUARTER 2019 RESULTS

COMPANY ACHIEVED FIRST-QUARTER RECORDS FOR REVENUES AND EBITDA,

AND STRONG GAINS IN OTHER KEY FINANCIAL METRICS

Shipments and Pricing Improved Across Majority of Building Materials Business

With Robust Double-Digit-Growth in Aggregates Volume

Magnesia Specialties Business Posted Quarterly Records for Revenues and Profitability

Continued Growth in All Three of Company’s Primary End-Use Markets Anticipated

Company’s Top 10 States Expected to Outperform the Nation

RALEIGH, N.C. (April 30, 2019) – Martin Marietta Materials, Inc. (NYSE:MLM) today reported results for the first quarter ended March 31, 2019.

Highlights include:

	Quarter Ended March 31,
($ in thousands, except per share)	2019	2018
Total revenues [1]	$938,955	$802,004
Products and services revenues [2]	$878,305	$753,305
Building Materials business	$809,131	$688,436
Magnesia Specialties business	$69,174	$64,869
Gross profit	$142,907	$110,392
Earnings from operations	$69,221	$39,081
Net earnings attributable to Martin Marietta	$42,853	$10,023
EBITDA (adjusted EBITDA for 2018) [3]	$158,885	$123,973
Earnings per diluted share	$0.68	$0.16

[1]	Total revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
[2]

Products and services revenues include the sales of aggregates, cement, ready mixed concrete, asphalt and Magnesia Specialties products, and paving services to customers, and exclude related freight revenues.

[3]	EBITDA, including adjusted EBITDA for 2018, is a non-GAAP financial measure. See appendix to this earnings release for a reconciliation to net earnings attributable to Martin Marietta.

Ward Nye, Chairman, President and CEO of Martin Marietta, stated, “Our Company delivered strong operating and financial performance for the first three months of 2019, including first-quarter records for revenues and EBITDA (Earnings Before Interest, Taxes, and Depreciation and Amortization). Driven by improved shipments, pricing and cost management, we are off to a promising start to what we expect to be another record year for Martin Marietta. Notably, the Building Materials business benefitted from robust pent-up demand as well as modestly improved weather across portions of our geographic footprint, which allowed for an early beginning to the construction season. These encouraging trends, combined with favorable pricing momentum and growing contractor backlogs, reaffirm our confidence in our full-year outlook.

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“Consistent with our expectations, construction activity in our key regions, supported by strengthening public- and private-sector spending, is outpacing the nation as a whole. Infrastructure construction has begun in earnest on several transportation projects in North Carolina, Georgia and Florida following the recent acceleration in public lettings and contract awards in these key states. Additionally, notable employment gains and population growth continue to support private-sector strength in our leading markets. These favorable dynamics bode well for a busy construction season throughout the remainder of the year.”

Mr. Nye concluded, “This year, Martin Marietta celebrates 25 years as a public company. We have established a proven record of value creation and will continue to build upon our success by focusing on price discipline, strategic geographic positioning and prudent capital allocation. We remain committed to the diligent execution of our strategic plan and further enhancement of the world-class attributes of our business – including safety, cost discipline and operational excellence. We believe Martin Marietta is firmly positioned for continued growth and enhanced shareholder value in 2019 and beyond.”

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First-Quarter Operating Results

(All comparisons are versus the prior-year quarter unless noted otherwise)

	Quarter ended March 31, 2019
($ in thousands)	Revenues	Gross profit (loss)	Gross margin
Building Materials business:
Products and services:
Aggregates	$541,473	$97,562	18.0%
Cement	99,017	13,779	13.9%
Ready mixed concrete	211,156	14,492	6.9%
Asphalt and paving	15,846	(7,829)	(49.4%)
Less: interproduct revenues	(58,361)	-	-
Products and services	809,131	118,004	14.6%
Freight	55,750	(165)	NM
Total Building Materials business	864,881	117,839	13.6%
Magnesia Specialties business:
Products and services	69,174	26,607	38.5%
Freight	4,900	(1,065)	NM
Total Magnesia Specialties business	74,074	25,542	34.5%
Corporate	-	(474)	NM
Total	$938,955	$142,907	15.2%

	Quarter ended March 31, 2018
($ in thousands)	Revenues	Gross profit (loss)	Gross margin
Building Materials business:
Products and services:
Aggregates	$425,016	$53,002	12.5%
Cement	89,183	23,734	26.6%
Ready mixed concrete	218,537	15,641	7.2%
Asphalt and paving	16,365	(7,639)	(46.7%)
Less: interproduct revenues	(60,665)	-	-
Products and services	688,436	84,738	12.3%
Freight	44,306	(119)	NM
Total Building Materials business	732,742	84,619	11.5%
Magnesia Specialties business:
Products and services	64,869	25,063	38.6%
Freight	4,393	(1,174)	NM
Total Magnesia Specialties business	69,262	23,889	34.5%
Corporate	-	1,884	NM
Total	$802,004	$110,392	13.8%

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Building Materials Business

First-quarter operating results demonstrate the robust underlying demand that was masked in 2018 by weather, contractor capacity and logistics disruptions. While winter weather traditionally limits the ability of outdoor contractors to perform work, the Company experienced relatively better weather during the first three months of 2019. This allowed contractors to begin addressing backlogs with an earlier-than-normal start to the construction season. The notable exception was in the Company’s second-largest state by revenues, Colorado, which experienced one of its harshest winters on record, delaying the onset of meaningful construction activity.

Aggregates

First-quarter heritage aggregates volume and pricing improved 12.5 percent and 4.0 percent, respectively.

♦

Shipments for the Mid-America Group heritage operations increased 18.4 percent, primarily driven by infrastructure, commercial and residential projects in the Carolinas. Heritage pricing improved 3.1 percent despite unfavorable product mix from increased shipments of lower-priced base stone in 2019.

♦	Shipments for the Southeast Group heritage operations increased 16.7 percent, reflecting the overall strength of the North Georgia and Florida markets. Heritage pricing improved 6.2 percent.

♦

West Group shipments increased 6.3 percent as strong nonresidential construction activity in Texas more than offset weather-impacted Colorado shipments. Product and geographic mix limited West Group pricing growth to 2.7 percent.

Inclusive of acquired operations, aggregates volume and pricing improved 24.2 percent and 2.3 percent, respectively. Acquired operations shipped 3.5 million tons at selling prices that are approximately 15 percent below the Company’s average.

Martin Marietta’s first-quarter heritage aggregates shipments by end use are as follows (all comparisons are versus the prior-year quarter):

Infrastructure Market

♦

Aggregates shipments to the infrastructure market increased 2 percent as modestly improved weather, particularly in the Southeast, allowed contractors to advance transportation-related projects earlier in the construction season. Following more than a decade of underinvestment, management remains confident that infrastructure demand is poised for meaningful growth. Funding provided by the Fixing America’s Surface Transportation Act (FAST Act), combined with numerous state and local transportation initiatives, has resulted in an acceleration in lettings and contract awards in key states, including Texas, Colorado, North Carolina, Georgia and Florida. For the quarter, the infrastructure market represented 33 percent of aggregates shipments, which is below the Company’s most recent ten-year average of 46 percent but consistent with first-quarter historical trends.

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Nonresidential Market

♦

Aggregates shipments to the nonresidential market increased 33 percent, driven by both commercial and heavy industrial construction activity. The Company continued to benefit from robust distribution center, warehouse, data center and wind turbine projects in key geographies, including Texas, the Carolinas, Georgia and Iowa. The nonresidential market represented 37 percent of first-quarter aggregates shipments.

Residential Market

♦

Aggregates shipments to the residential market increased 8 percent, driven by weather-deferred homebuilding activity in the Carolinas, Georgia and Florida. Despite the recent slowdown in housing unit starts at the national level, the residential construction outlook across the Company’s geographic footprint remains positive for both single- and multi-family housing, driven by favorable demographics, job growth, land availability, steady interest rates and efficient permitting. On a national level, housing starts remain below the 50-year annual average of 1.5 million despite notable population gains. The residential market accounted for 23 percent of first-quarter aggregates shipments.

ChemRock/Rail Market

♦

The ChemRock/Rail market accounted for the remaining 7 percent of first-quarter aggregates shipments.  Volumes to this sector decreased 9 percent, driven by reduced agricultural lime shipments from a depressed farm economy. Additionally, ballast shipments declined due to lower maintenance spending by western Class I railroads.

Aggregates product gross margin increased 550 basis points to 18.0 percent, reflecting improved operating leverage from increased shipment and production levels.

Cement

Cement shipments and pricing increased 7.3 percent and 3.8 percent, respectively, as these operations benefitted from solid underlying demand in Texas, a new Houston-area sales yard and enhanced product line. Extended maintenance outages, including the acceleration of maintenance activities originally planned for later in the year, and higher transportation costs contributed to the 1,270-basis-point reduction in product gross margin to 13.9 percent.

Downstream businesses

Ready mixed concrete shipments decreased 3.8 percent, driven by cold and wet winter weather in Colorado.  Overall, ready mixed concrete prices improved 0.5 percent for the quarter, led by a 3.0 percent increase in Colorado.  Restructuring initiatives implemented in 2018 have improved profitability for the Southwest ready mixed concrete business despite relatively flat shipments.  Colorado asphalt shipments declined while pricing improved 3.9 percent.

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Magnesia Specialties Business

Magnesia Specialties product revenues increased 6.6 percent to a record $69.2 million as the business continued to benefit from strong domestic steel production and increased global demand for magnesia chemical products.  Product gross margin was relatively flat at 38.5 percent as pricing gains and production efficiencies were offset by higher costs for supplies and contract services.

Consolidated

Other operating income, net, included the reversal of a $4.2 million purchase accounting accrual related to the Texas Industries, Inc. acquisition.

The Company recorded a discrete income tax benefit of $13.2 million related to a change in tax election for an acquired entity.

Liquidity and Capital Resources

Cash provided by operating activities was $117.9 million in 2019 compared with $105.0 million in 2018.

Cash paid for property, plant and equipment additions during the first quarter was $130.1 million.  Capital expenditures for the full year are expected to range from $350 million to $400 million as the Company continues to prudently deploy capital into the business.

At March 31, 2019, the Company’s ratio of consolidated net debt-to-consolidated EBITDA, as defined in the applicable credit agreement, for the trailing twelve months was 2.7 times.

Commitment to Enhance Long-Term Shareholder Value

Martin Marietta is dedicated to disciplined capital allocation that preserves the Company’s financial flexibility and further enhances shareholder value. The Company’s capital allocation priorities remain unchanged and include value-enhancing acquisitions that promote the successful execution of the Company’s strategic growth plan, organic capital investment, and the return of cash to shareholders through a meaningful and sustainable dividend and share repurchases.

The Company has returned $1.4 billion to shareholders in the form of dividend payments and share repurchases since announcing a 20 million share repurchase authorization in February 2015. As of March 31, 2019, 14.1 million shares remained under the current repurchase authorization and 62.5 million shares of Martin Marietta common stock were outstanding.

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Full-Year Outlook

Martin Marietta remains confident in its previously announced full-year outlook. The Company’s geographic footprint has attractive underlying market fundamentals, including notable employment gains, population growth and superior state fiscal health – all attributes promoting steady and sustainable construction growth.  Supported by robust underlying demand and third-party forecasts, Martin Marietta believes the current construction cycle will continue for the foreseeable future and expand further this year for each of the Company’s three primary construction end-use markets. Notably:

♦

Infrastructure construction, particularly for aggregates-intensive highways and streets, should benefit from recent accelerations in state lettings and contract awards in key Martin Marietta states, continued FAST Act funding, and regulatory reform that allows for reduced permitting time for large projects. Importantly, states will continue to play an expanded role in infrastructure investment.  Incremental funding at the state and local levels, through bond issuances, toll roads and tax initiatives, should grow at faster near-term rates than federal funding. Martin Marietta’s top ten states – Texas, Colorado, North Carolina, Georgia, Iowa, Florida, South Carolina, Indiana, Maryland and Nebraska – accounted for 85 percent of total Building Materials’ revenues in 2018 and have all introduced incremental transportation funding measures within the last five years.  Third-party forecasts also predict increased infrastructure investment this year and beyond.

♦

Nonresidential construction should increase in both the commercial and heavy industrial sectors for the next several years across many of the Company’s key markets. Both the Architectural Billings Index and Dodge Momentum Index indicate healthy commercial construction activity throughout the year. Continued federal regulatory approvals should notably contribute to increased heavy building materials consumption from the next wave of large energy-sector projects, particularly along the Gulf Coast. Construction activity for these projects is expected to begin in earnest this year and continue for several years thereafter.

♦

Residential construction should continue to grow within Martin Marietta’s geographic footprint, particularly as mortgage rates have stabilized and homebuilders are beginning to address the need for more affordable homes. The Company’s leading positions in southeastern and southwestern states offer superior opportunities for gains in both multi- and single-family housing, driven by a multitude of factors, such as available land, an overall business-friendly environment and fewer regulatory barriers. The Company believes that permits represent the best indicator of future housing construction. Martin Marietta’s top ten states outpaced the nation in housing unit permit growth for the trailing twelve months ended March 2019 for all three residential categories: total, multi-family and single-family. Continued strength in residential construction supports future infrastructure and nonresidential activity.

Based on current trends and expectations, management has reaffirmed its full-year guidance as follows:

♦	Aggregates shipments by end-use market compared with 2018 levels are as follows:
•	Infrastructure shipments to increase in the high-single digits.
•	Nonresidential shipments to increase in the mid- to high-single digits.
•	Residential shipments to increase in the mid-single digits.
•	ChemRock/Rail shipments to be up slightly.

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2019 GUIDANCE
($ and tons in thousands, except per ton)	Low *	High *
Consolidated
Total revenues [1]	$4,480,000	$4,680,000
Products and services revenues	$4,230,000	$4,380,000
Freight revenues	$250,000	$300,000
Gross profit	$1,110,000	$1,210,000

Selling, general and administrative expenses (SG&A)	$300,000	$310,000
Interest expense	$130,000	$140,000
Estimated tax rate (excluding discrete events)	20%	22%
Net earnings attributable to Martin Marietta	$520,000	$620,000
EBITDA [2]	$1,170,000	$1,280,000
Capital expenditures	$350,000	$400,000

Building Materials Business
Aggregates
Volume (total tons) [3]	180,000	185,000
% growth [3]	6.0%	8.0%
Average selling price per ton (ASP)	$14.15	$14.40
% growth [4]	3.0%	5.0%
Total revenues	$2,800,000	$2,910,000
Products and services revenues	$2,590,000	$2,650,000
Freight revenues	$210,000	$260,000
Gross profit	$755,000	$810,000

Cement
Total revenues	$420,000	$450,000
Products and services revenues	$400,000	$430,000
Freight revenues	$20,000	$20,000
Gross profit	$130,000	$150,000

Ready Mixed Concrete and Asphalt and Paving
Products and services revenues	$1,240,000	$1,310,000
Gross profit	$130,000	$150,000

Magnesia Specialties Business
Total revenues	$290,000	$300,000
Products and services revenues	$270,000	$280,000
Freight revenues	$20,000	$20,000
Gross profit	$100,000	$105,000

*  Guidance range represents the low end and high end of the respective line items provided above.

[1]	2019 consolidated total revenues exclude $270 million to $290 million related to estimated interproduct sales.
[2]	EBITDA is a non-GAAP financial measure. See appendix to this earnings release for a reconciliation to net earnings attributable to Martin Marietta.
[3]

Represents total aggregates volumes, which includes approximately 10.9 million internal tons. Volume growth ranges are in comparison with total volumes of 170.8 million tons for the full year 2018, which included 10.6 million internal tons.

[4]	ASP growth range is in comparison with ASP of $13.71 per ton for the full year 2018.

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Non-GAAP Financial Information

This earnings release contains financial measures that have not been prepared in accordance with GAAP.  Reconciliations of non-GAAP financial measures to the closest GAAP measure are included in the accompanying appendix to this earnings release.

Conference Call Information

The Company will discuss its first-quarter 2019 earnings results on a conference call and an online web simulcast today (April 30, 2019). The live broadcast of the Martin Marietta conference call will begin at 11:00 a.m. Eastern Time today. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Company’s website. Additionally, the Company has posted supplemental information related to its first-quarter performance on its website. For those investors without online web access, the conference call may also be accessed by calling (970) 315-0423, confirmation number 5598123.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 27 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com

Investor Contact:

Suzanne Osberg

Vice President, Investor Relations

(919) 783-4691

Suzanne.Osberg@martinmarietta.com

MLM-E.

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If you are interested in Martin Marietta Materials, Inc. stock, management recommends that, at a minimum, you read the Company’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year.  The Company’s recent proxy statement for the annual meeting of shareholders also contains important information.  These and other materials that have been filed with the SEC are accessible through the Company’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov.  You may also write or call the Company’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this press release that relate to the future involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results.  These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, give the investor the Company’s expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate only to historical or current facts.  They may use words such as “anticipate”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance.  Any or all of our forward-looking statements here and in other publications may turn out to be wrong.

The Company’s outlook is subject to various risks and uncertainties, and is based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements in this press release (including the outlook) include, but are not limited to: the performance of the United States economy; shipment declines resulting from economic events beyond the Company’s control; a widespread decline in aggregates pricing, including a decline in aggregates volume negatively affecting aggregates price; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price fluctuations; the termination, capping and/or reduction or suspension of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; the level and timing of federal, state or local transportation or infrastructure projects funding, most particularly in Texas, Colorado, North Carolina, Georgia, Iowa and Maryland; the United States Congress’ inability to reach agreement among themselves or with the current Administration on policy issues that impact the federal budget; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Company serves; a reduction in defense spending and the subsequent impact on construction activity on or near military bases; a decline in the commercial component of the nonresidential construction market, notably office and retail space; a decline in energy-related construction activity  resulting from a sustained period of low global oil prices or changes in oil production patterns in response to this decline, particularly in Texas; a slowdown in residential construction recovery; unfavorable weather conditions, particularly Atlantic Ocean and Gulf Coast hurricane activity, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Company, any of which can significantly affect production schedules, volumes, product and/or geographic mix and profitability; the volatility of fuel costs, particularly diesel fuel, and the impact on the cost, or the availability generally, of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Company’s Magnesia Specialties business, natural gas; continued increases in the cost of other repair and supply parts; construction labor shortages and/or supply‐chain challenges; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to production facilities; increasing governmental regulation, including environmental laws; transportation availability or a sustained reduction in capital investment by the railroads, notably the availability of railcars, locomotive power and the condition of rail infrastructure to move trains to supply the Company’s Texas, Colorado, Florida, North Carolina and the Gulf Coast markets, including the movement of essential dolomitic lime for magnesia chemicals to the Company’s plant in Manistee, Michigan and its customers; increased transportation costs, including increases from higher or fluctuating passed-through energy costs or fuel surcharges, and other costs to comply with tightening regulations, as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Company’s materials; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Company’s dolomitic lime products;  a trade dispute with one or more nations impacting the U.S. economy, including the impact of tariffs on the steel industry; unplanned changes in costs or realignment of customers that introduce volatility to earnings, including that of the Magnesia Specialties business that is running at capacity; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; the concentration of customers in construction markets and the increased risk of potential losses on customer receivables; the impact of the level of demand in the Company’s end-use markets, production levels and management of production costs on the operating leverage and therefore profitability of the Company;  the possibility that the expected synergies from acquisitions will not be realized or will not be realized within the expected time period, including achieving anticipated profitability to maintain compliance with the Company’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices that would increase the Company’s tax rate;  violation of the Company’s debt covenant if price and/or volumes return to previous levels of instability; continued downward pressure on the Company’s common stock price and its impact on goodwill impairment evaluations; reduction of the Company’s credit rating to non-investment grade; and other risk factors listed from time to time found in the Company’s filings with the SEC.

You should consider these forward-looking statements in light of risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2018 and other periodic filings made with the SEC.  All of our forward-looking statements should be considered in light of these factors.  In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements, or adversely affect or be material to the Company.  The Company assumes no obligation to update any such forward-looking statements.

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Earnings
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Products and services revenues	$878,305	$753,305
Freight revenues	60,650	48,699
Total revenues	938,955	802,004

Cost of revenues - products and services	734,168	641,620
Cost of revenues - freight	61,880	49,992
Total cost of revenues	796,048	691,612
Gross Profit	142,907	110,392

Selling general & administrative expenses	78,292	70,121
Acquisition-related expenses, net	144	711
Other operating (income) and expenses, net	(4,750)	479
Earnings from operations	69,221	39,081

Interest expense	32,948	35,087
Other nonoperating income, net	(1,562)	(8,503)
Earnings before income tax expense	37,835	12,497
Income tax (benefit) expense	(4,991)	2,457
Consolidated net earnings	42,826	10,040
Less: Net (loss) earnings attributable to noncontrolling interests	(27)	17
Net Earnings Attributable to Martin Marietta Materials, Inc.	$42,853	$10,023

Net earnings per common share attributable to common shareholders:
Basic	$0.68	$0.16
Diluted	$0.68	$0.16

Dividends per common share	$0.48	$0.44

Average number of common shares outstanding:
Basic	62,584	62,957
Diluted	62,777	63,222

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In thousands)

	Three Months Ended
	March 31,
	2019	2018
Total revenues:
Building Materials Business:
Mid-America Group	$248,813	$178,781
Southeast Group	119,237	80,239
West Group	496,831	473,722
Total Building Materials Business	864,881	732,742
Magnesia Specialties	74,074	69,262
Total	$938,955	$802,004

Gross profit (loss):
Building Materials Business:
Mid-America Group	$45,231	$18,255
Southeast Group	26,245	6,167
West Group	46,363	60,197
Total Building Materials Business	117,839	84,619
Magnesia Specialties	25,542	23,889
Corporate	(474)	1,884
Total	$142,907	$110,392

Selling, general and administrative expenses:
Building Materials Business:
Mid-America Group	$15,593	$13,130
Southeast Group	5,377	4,416
West Group	29,278	26,132
Total Building Materials Business	50,248	43,678
Magnesia Specialties	2,865	2,602
Corporate	25,179	23,841
Total	$78,292	$70,121

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights (Continued)
(In thousands)

	Three Months Ended
	March 31,
	2019	2018

Earnings (Loss) from operations:
Building Materials Business:
Mid-America Group	$30,955	$6,167
Southeast Group	21,134	2,041
West Group	19,936	34,951
Total Building Materials Business	72,025	43,159
Magnesia Specialties	22,642	21,237
Corporate	(25,446)	(25,315)
Total	$69,221	$39,081

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights (Continued)
(In thousands)

	Three Months Ended
	March 31,
	2019	2018
Total revenues:
Building Materials business products and services:
Aggregates	$541,473	$425,016
Cement	99,017	89,183
Ready Mixed Concrete	211,156	218,537
Asphalt and paving	15,846	16,365
Less: Interproduct sales	(58,361)	(60,665)
Subtotal	809,131	688,436
Freight	55,750	44,306
Total Building Materials Business	864,881	732,742
Magnesia Specialties business:
Products and services	69,174	64,869
Freight	4,900	4,393
Total Magnesia Specialties Business	74,074	69,262
Consolidated total revenues	$938,955	$802,004

Gross profit (loss):
Building Materials business products and services:
Aggregates	$97,562	$53,002
Cement	13,779	23,734
Ready Mixed Concrete	14,492	15,641
Asphalt and paving	(7,829)	(7,639)
Subtotal	118,004	84,738
Freight	(165)	(119)
Total Building Materials Business	117,839	84,619
Magnesia Specialties business:
Products and services	26,607	25,063
Freight	(1,065)	(1,174)
Total Magnesia Specialties Business	25,542	23,889
Corporate	(474)	1,884
Consolidated gross profit	$142,907	$110,392

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data
(In thousands)

	March 31,	December 31,
	2019	2018
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$37,357	$44,892
Accounts receivable, net	550,607	523,276
Inventories, net	646,176	663,035
Other current assets	135,971	134,613
Property, plant and equipment, net	5,146,682	5,157,229
Intangible assets, net	2,895,678	2,900,400
Operating lease right-of-use assets	498,233	-
Other noncurrent assets	137,703	127,974
Total assets	$10,048,407	$9,551,419

LIABILITIES AND EQUITY
Current maturities of long-term debt and short-term facilities	$360,056	$390,042
Other current liabilities	397,581	396,708
Long-term debt (excluding current maturities)	2,801,228	2,730,439
Other noncurrent liabilities	1,514,046	1,084,818
Total equity	4,975,496	4,949,412
Total liabilities and equity	$10,048,407	$9,551,419

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Cash Flows
(In thousands)
	Three Months Ended
	March 31,
	2019	2018
Operating activities:
Consolidated net earnings	$42,826	$10,040
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	89,211	76,821
Stock-based compensation expense	13,552	9,760
Gains on divestitures and sales of assets	(2,413)	(951)
Deferred income taxes	4,781	2,029
Other items, net	495	(2,269)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(26,059)	20,951
Inventories, net	16,416	(8,873)
Accounts payable	20,393	7,925
Other assets and liabilities, net	(41,338)	(10,421)
Net cash provided by operating activities	117,864	105,012

Investing activities:
Additions to property, plant and equipment	(130,056)	(96,259)
Proceeds from divestitures and sales of assets	2,927	2,528
Investments in life insurance contracts, net	193	99
Payment of railcar construction advances	-	(8,430)
Reimbursement of railcar construction advances	-	8,430
Other investing activities, net	(600)	-
Net cash used for investing activities	(127,536)	(93,632)

Financing activities:
Borrowings of long-term debt	125,000	-
Repayments of long-term debt	(85,000)	(13)
Payments on capital leases	-	(829)
Payments on finance leases	(951)	-
Dividends paid	(30,395)	(27,885)
Proceeds from exercise of stock options	611	2,801
Shares withheld for employees' income tax obligations	(7,128)	(6,380)
Debt issue costs	-	(3,194)
Contributions by owners of noncontrolling interest	-	129
Net cash provided by (used for) financing activities	2,137	(35,371)

Net decrease in cash and cash equivalents	(7,535)	(23,991)
Cash and cash equivalents, beginning of period	44,892	1,446,364
Cash and cash equivalents, end of period	$37,357	$1,422,373

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operational Highlights

	Three Months Ended
	March 31, 2019
	Volume	Pricing
Volume/Pricing Variance (1)
Heritage Operations: (2)
Mid-America Group	18.4%	3.1%
Southeast Group	16.7%	6.2%
West Group	6.3%	2.7%
Total Heritage Aggregates Product Line	12.5%	4.0%
Total Aggregates Product Line (3)	24.2%	2.3%

	Three Months Ended
	March 31,
Shipments (tons in thousands)	2019	2018
Heritage Operations: (2)
Mid-America Group	13,585	11,473
Southeast Group (4)	5,141	4,405
West Group	15,036	14,142
Total Heritage Aggregates Product Line	33,762	30,020
Acquisitions	3,524	-
Total Aggregates Product Line (3)	37,286	30,020

(1) Volume/pricing variances reflect the percentage increase (decrease) from the comparable period in the prior year.
(2) Heritage Aggregates Product Line and Heritage Aggregates Operations exclude volume and pricing data for acquisitions that have not been included in prior-year operations for the comparable period.
(3) Aggregates Product Line includes acquisitions from the date of acquisition and divestitures through the date of disposal.
(4) 2018 shipments include the Forsyth, Georgia operation, which was divested in April 2018.

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operational Highlights (continued)

	Three Months Ended
	March 31,
	2019	2018
Shipments (in thousands)
Aggregates tons - external customers	35,256	27,877
Internal aggregates tons used in other product lines	2,030	2,143
Total aggregates tons	37,286	30,020

Cement tons - external customers	589	527
Internal cement tons used in other product lines	296	298
Total cement tons	885	825

Ready Mixed Concrete - cubic yards	1,932	2,009

Asphalt tons - external customers	142	116
Internal asphalt tons used in road paving business	51	76
Total asphalt tons	193	192

Average unit sales price by product line (including internal sales):
Aggregates (per ton):
Heritage	$14.61	$14.04
Acquisition	$12.02	$-
Total	$14.36	$14.04
Cement (per ton)	$110.93	$106.86
Ready Mixed Concrete (per cubic yard)	$106.84	$106.34
Asphalt (per ton)	$41.12	$42.81

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures
(Dollars in thousands)

The ratio of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing-12 months is a covenant under the Company's revolving credit facility and accounts receivable securitization facility.  Under the terms of these agreements, as amended, the Company's ratio of Consolidated Debt-to-Consolidated EBITDA as defined, for the trailing-12 months cannot exceed 3.50 times as of March 31, 2019, with certain exceptions related to qualifying acquisitions, as defined.

The following presents the calculation of Consolidated Debt-to-Consolidated EBITDA, as defined by the Company's Credit Agreement, at March 31, 2019, for the trailing-12 months EBITDA. For supporting calculations, refer to the Company's website at www.martinmarietta.com.

Twelve Month Period
April 1, 2018 to
March 31, 2019
Earnings from continuing operations attributable to Martin Marietta Materials, Inc.	$502,828
Add back:
Interest expense	134,930
Income tax expense	98,197
Depreciation, depletion and amortization expense	352,336
Stock-based compensation expense	33,044
Acquisition-related expenses, net	46,218
Bluegrass EBITDA - Pre-Acquisition (April 1, 2018 to April 27, 2018)	7,858
Noncash portion of asset and portfolio rationalization charge	16,970
Deduct:
Interest income	(1,853)
Gain on divestiture	(14,785)
Consolidated EBITDA, as defined by the Company's Credit Agreement	$1,175,743

Consolidated Debt, as defined and including debt for which the Company is a co-borrower, at March 31, 2019	$3,185,353

Consolidated Debt-to-Consolidated EBITDA, as defined by the Company's Credit Agreement, at March 31, 2019, for the trailing-12 months EBITDA	2.71 times

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (Continued)
(Dollars in thousands)

Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization (EBITDA) is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness.  EBITDA and adjusted EBITDA are not defined by generally accepted accounting principles and, as such, should not be construed as alternatives to net earnings or operating cash flow.  For further information on EBITDA, refer to the Company's website at www.martinmarietta.com.  EBITDA and adjusted EBITDA are as follows:

	Three Months Ended
	March 31,
	2019	2018
Consolidated EBITDA (adjusted EBITDA for 2018)	$158,885	$123,973

A Reconciliation of Net Earnings Attributable to Martin Marietta to Consolidated Adjusted EBITDA is as follows:

	Three Months Ended
	March 31,
	2019	2018
Net Earnings Attributable to Martin Marietta	$42,853	$10,023
Add back:
Interest Expense	32,846	35,087
Income Tax (Benefit) Expense for Controlling Interests	(5,001)	2,438
Depreciation, Depletion and Amortization Expense	88,187	75,714
Consolidated EBITDA	158,885	123,262
Add back:
Bluegrass Acquisition-Related Expenses	-	711
Consolidated Adjusted EBITDA	$158,885	$123,973

The following is a reconciliation of the GAAP measure to the 2019 EBITDA guidance:
	Low Point of Range	High Point of Range
Net Earnings Attributable to Martin Marietta	$520,000	$620,000
Add back:
Interest Expense	140,000	130,000
Taxes on Income	145,000	155,000
Depreciation, Depletion and Amortization Expense	365,000	375,000
EBITDA	$1,170,000	$1,280,000

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